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                                                                    Exhibit 10.9

                          SUPPLEMENTAL RETIREMENT PLAN

                OF CHEMICAL BANK AND CERTAIN AFFILIATED COMPANIES

                       RESTATED EFFECTIVE JANUARY 1, 1993

                      (AS AMENDED THROUGH JANUARY 1, 1995)

PURPOSE

                 This Plan is the successor to, and continuation of, the Executive Cash Plan for Retirement of Chemical Banking Corporation and Certain Subsidiaries and of the Supplemental Retirement Benefits of Manufacturers Hanover Trust Company and Certain Affiliated Companies. The purpose of this Plan is to provide an alternate means of paying benefits to certain designated executives participating in the Retirement Plan of Chemical Bank and Certain Affiliated Companies (the "Retirement Plan") which are otherwise precluded under the terms of the Plan.

Article I. Definitions

                 The following are defined terms wherever they appear in the
Plan:

                 1.1 "Account" shall have the meaning ascribed thereto under the Retirement Plan.

                 1.2 "Administrator" shall mean the individual holding the title of Senior Vice President of Compensation and Employee Benefits of Chemical Banking Corporation or the Bank, or successor title, who shall be responsible for those functions assigned to him under the Plan.

                 1.3 "Affiliated Company" shall have the meaning ascribed thereto under the Retirement Plan.
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                 1.4 "Bank" shall mean Chemical Bank.

                 1.5 "Beneficiary" shall have the meaning ascribed thereto under the Retirement Plan.

                 1.6 "Board" shall mean the Board of Directors of the Bank; provided that any action taken by a duly authorized committee of the Board (including any action pursuant to Article VII) within the scope of authority delegated to it by the Board shall be considered an action of the Board for purposes of this Plan.

                 1.7 "Code" shall mean the Internal Revenue Code of 1986. Except as otherwise provided, all references to any section of the Code shall be deemed to refer only to such section, as in effect January 1, 1993.

                 1.8 "Committee" shall mean the Compensation and Benefits Committee of the Board of Directors of the Bank.

                 1.9 "Compensation Limit" shall mean the dollar limitation imposed by Section 401(a)(17) of the Code on the amount of Salary taken into account in computing benefits under the Retirement Plan.

                 1.10 "Credit Balance" shall have the meaning ascribed thereto under the Retirement Plan.

                 1.11 "Effective Date" shall mean January 1, 1993.

                 1.12 "Employee" shall mean an individual who is an employee of an Employer and a participant in the Retirement Plan.

                 1.13 "Employer" shall have the meaning ascribed thereto under the Retirement Plan; provided that such entity adopts the Plan by act of its board of directors and which adoption is approved by the Committee or Administrator; provided, however, that any entity
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participating in the MHT Plan or the Prior Plan on December 31, 1992 shall be an
Employer under the Plan.

                 1.14 "Executive Retirement Plan" shall mean the Executive Retirement Plan of Chemical Banking Corporation.

                 1.15 "Final Average Salary" shall have the meaning ascribed thereto under the Retirement Plan.

                 1.16 "Final Salary Benefit" shall have the meaning ascribed thereto under the Retirement Plan.

                 1.17 "Interest Credit" shall have the meaning ascribed thereto under the Retirement Plan.

                 1.18 "MHT Plan" shall mean the Supplemental Retirement Benefits Plan of Manufacturers Hanover Trust Company and Certain Affiliated Companies as in effect immediately prior to January 1, 1993.

                 1.19 "Participant" shall mean each Employee of an Employer who participates in the Plan in accordance with the terms and conditions set forth herein.

                 1.20 "Period of Service" shall have the meaning ascribed thereto under the Retirement Plan.

                 1.21 "Plan" shall mean the Supplemental Retirement Plan of Chemical Bank and Certain Affiliated Companies, as in effect at any time.

                 1.22 "Prior Plan" shall mean the Executive Cash Plan for Retirement of Chemical Banking Corporation and Affiliated Companies.

                 1.23 "Retirement Benefits" shall mean the Credit Balance and Final Salary Benefit under the Retirement Plan.
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                 1.24 "Retirement Plan" shall mean the Retirement Plan of
Chemical Bank and Certain Affiliated Companies, as in effect at any time and as amended from time to time.

                 1.25 "Salary" has the meaning ascribed thereto by the Retirement Plan.

                 1.26 "Transition Credit" has the meaning ascribed thereto by the Retirement Plan.

Article II.  Participation

                 2.1 Eligibility for Credit Balance and Final Average Salary. Commencing as of January 1, 1993, each Employee whose Salary exceeds the Compensation Limit during any calendar year shall be a Participant as of such date with respect to the benefits described in Sections 3.1 and 3.2.

                 2.2 Eligibility for Special Salary Credit Based Upon
Bonus. Effective as of January 1, 1993, each Employee who participated in the Prior Plan and received Salary Credit based upon a Bonus as of December 31, 1992 shall be a Participant to the extent described in Section 3.4

                 2.3 Section 415 Limits. Commencing on or after January 1, 1993, if an Employee's distribution of Retirement Benefits is subject to the limitations of Section 415 of the Code, such Employee shall be a Participant as of the date of such distribution and shall be eligible for the benefits described in Section 3.3. Article III. Benefits

                 3.1 Salary Credits. (a) Effective as of January 1,
1993, each Participant described in Section 2.1 whose Salary in any calendar year exceeds the Compensation Limit shall have an amount credited to an Account under the Plan equal to the excess of (i) the Salary-Based Credit that would have been accrued under the Retirement Plan but for such
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Compensation Limit for such calendar year over (ii) the amount actually credited under the Retirement Plan for such calendar year.

                 (b) Interest Credits. Salary credits hereunder shall be made on a quarterly basis as provided in the Retirement Plan. Accounts shall be credited with the Interest Credits that would have been provided under the Retirement Plan but for the Compensation Limit's application to the Salary-Based Credits.

                 3.2 Final Average Salary Benefit. Effective as of
January 1, 1993, each Participant described in Section 2.1, whose Final Average Salary under the Retirement Plan is reduced by the application of the Compensation Limit in calculating benefits under the Retirement Plan, shall receive a benefit hereunder based upon an annuity for his/her life in an amount equal to the excess of the (i) Final Salary Benefit that would have been payable under the Retirement Plan (including any minimum benefit) without taking into account such Compensation Limit over (ii) Final Salary Benefit actually payable under the Retirement Plan.

                 3.3 Excess Benefits. Upon any distribution of
Retirement Benefits, each Employee whose Retirement Benefits are reduced in any calendar year by application of the limitations of Section 415 of the Code shall receive an amount equal to the excess of the (i) Retirement Benefits payable under the Retirement Plan without application of Section 415 of the Code over
(ii) amount actually payable under the Retirement Plan for such calendar year.

                 3.4 (a) Bonus. The Account of each Participant, whose employment has not terminated by the date that a Bonus is awarded, shall receive a Salary-Based Credit based upon the amount of Bonus specified in this subsection. For any Bonus paid in respect of calendar year 1993, an amount equal to twenty-five percent of the Bonus (unless the Prior Plan specified a higher amount for the Participant) shall be treated as if it were Salary (as
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defined in the Retirement Plan). For any Bonus paid in respect of calendar year
1994, an amount equal to twenty-five percent of the Bonus but only with respect to those individuals who would not be eligible to participate in the Executive Retirement Plan; provided that if Participant would not be eligible to participate in the Executive Retirement Plan and is an Employee on March 31, 1995, the percentage of Bonus treated as Salary shall be seventy-five percent rather than twenty-five percent; provided, further, that after the accrual on account of the 1994 Bonus, there shall be no additional accruals with respect to a Bonus.

                 (b) Interest Credits. The account described in Section 3.4(a) shall receive Interest Credits as set forth in the Retirement Plan.

                 (c) Deferred Compensation. For purposes of Section 3.4(a), the amount of a Bonus includes any amounts deferred under the Deferred Compensation Plan.

                 (d) Date of Credit. For purposes of Section 3.4(a), the Bonus payable on account as of a calendar year, but payable in the next succeeding year shall be credited to an Account as of each December 31.

                 (e) Payment. The Committee shall specify the form and timing of the payment of this benefit.

                 3.5 Aggregate. Except with respect to the benefits described in
Section 3.4 and Section 6.1, the total value of the benefits to be received under the Plan when combined with the Retirement Benefits shall never exceed the value of the Retirement Benefits that would have been payable under the Retirement Plan but for the application of Section 415 of the Code and the Compensation Limit. Such value shall be determined each time that Retirement Benefits are to be paid and the amount payable hereunder shall be appropriately adjusted.
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Article IV.  Vesting

                 4.1 Account and Final Salary Benefit. The benefits described in Sections 3.1, 3.2, 3.3 and 3.4 shall vest upon the date that the benefits under the Retirement Plan vest. Benefits hereunder shall be forfeited upon a termination employment with an Employer or Affiliated Company if such Participant is not then vested in his/her Retirement Benefits.

Article V.  Payment

                 5.1 Payment. Except as otherwise provided herein, payment of any amount under the Plan shall be made at the same time, in the same forms of payment, and to the same person or persons as payment of the Participant's Retirement Benefits. The Committee may, however, in its discretion, provide for a different form of payments; provided that if any benefit payable hereunder has a present lump sum value of less than $10,000, such amount may be paid to such Participant in a lump sum in complete discharge of any obligation hereunder.

                 5.2 Employer Responsible for Payment. Payment of benefits under the Plan shall be made by the Employer who employed the Participant with respect to whom such benefits are payable. In case such benefits are payable with respect to a Participant whose service included employment with more than one Employer, the Administrator shall determine the proportion of such benefit to be paid by each Employer.

                 5.3 Withholding. The Employer making a payment under this Plan shall withhold any amount required to be withheld under applicable Federal, state and local income tax laws, and any such payment shall be reduced by the amount so withheld.
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                 5.4 Participant's Rights Unsecured. All payments under the Plan shall be made from the general funds of the Employer making the payment. No assets of the Employer shall be required to be segregated or earmarked to represent any liability for supplemental benefits hereunder, but the Corporation shall have the right to establish vehicles to assist it and the other Employers in meeting their obligations hereunder. The rights of any person to receive benefits under the Plan shall be only those of a general unsecured creditor; and such status shall not be enhanced by reason of the establishment of any funding vehicles to assist the Employers in meeting their obligations hereunder.

                 5.5 Beneficiary. Upon the death of a Participant who has vested benefits payable under this Plan, the Beneficiary of such Participant under the Retirement Plan shall receive a benefit equal to the amount in excess of the Compensation Limit and Section 415 limitation which a Beneficiary of a Participant would have been entitled to receive under the Retirement Plan.

Article VI.  Prior Plan and MHT Plan

                 6.1 Prior Plan. (a) Any individual who was a Participant in the Prior Plan and whose benefit has not been distributed as of January 1, 1993, shall have an Account under the Plan. To the extent provided under Prior Plan, Interest Credits and/or Transition Credits shall be added to the Account, as if such account were an Account under the Retirement Plan.

                 (b) An individual shall vest in the balance of such Account under the Prior Plan as provided in Section 4.1. Benefits are forfeited upon a termination of employment with an Employer or an Affiliated Company if the individual has not satisfied such criteria.
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                 (c) Distribution of such Account shall be paid in the manner set forth in Section 5.1.

                 (d) Benefits in pay status or deferred under the Prior Plan shall continue to be paid or deferred under the election in effect.

                 6.2 MHT Plan. (a) Individuals receiving benefits from the MHT Plan shall continue to receive such benefits under the Plan.

                 (b) Individuals who terminated employment on or before January 1, 1993, having satisfied the age and service criteria for a benefit under the MHT Plan and whose benefit under the Retirement Plan is limited by Section 415 of the Code and/or the Compensation Limit shall receive a benefit hereunder as provided for the MHT Plan, provided that such benefit shall not be paid in the form of a lump sum.

Article VII. Amendment and Termination

                 7.1 Amendment. The Board may amend the Plan in any respect and at any time; provided, however, that no amendment shall have the effect of reducing (i) any benefit then being paid to any Participant or to any other person pursuant to Articles III or VI, or (ii) the vested amount of any benefit under Sections 3.1, 3.2, 3.3 and 3.4 theretofore accrued on behalf of any Participant.

                 7.2 Termination. The Board may terminate the Plan at any time. In the event of termination, the Plan shall continue in force with respect to any Participant, or other person entitled to receive a benefit under Sections 3.1, 3.2, 3.3 and 3.4 to the extent accrued and vested under the Plan prior to its termination, and shall be binding upon any successor to substantially all the assets of the Corporation or any other Employer. Notwithstanding the foregoing, the Board may determine that it is in the best interests of the Corporation, the
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Employers or the Participants to terminate the Plan in its entirety and distribute to each Participant (or other person entitled to receive payments hereunder) the benefit of such Participant thereunder.

Article VIII.  General Provisions

                 8.1 Assignability. No right to receive payments hereunder shall be transferable or assignable by a Participant except as provided by Article III of the Plan, or by will or by the laws of descent and distribution or by a court of competent jurisdiction. Any other attempted assignment or alienation of payments hereunder shall be void and of no force or effect.

                 8.2 Administration. Except as otherwise provided herein, the Plan shall be administered by the Administrator, who shall have the authority to adopt rules and regulations for carrying out the provisions of the Plan, and who shall interpret, construe and implement the provisions of the Plan, including eligibility to participate, the entitlement to benefits and the amount of such benefits.

                 8.3 Legal Opinions. The Administrator may consult with legal counsel, who may be counsel for the Bank or other counsel, with respect to his obligations or duties hereunder, or with respect to any action proceeding or any question of law, and shall not be liable with respect to any action taken, or omitted, by him in good faith pursuant to the advice of such counsel.

                 8.4 Liability. Any decision made or action taken by the Board, the board of directors (or governing body) of an Employer, Committee, the Administrator or any employee of the Bank or of any Employer, arising out of, or in connection with, the construction, administration, interpretation and effect of the Plan shall be within its absolute discretion, and
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will be conclusive and binding on all parties. Neither the Administrator nor a member of the Board or the board of directors (or governing body) of an Employer or the Committee and no Employee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, for anything done or omitted to be done in connection with this Plan.

                 8.5 Corporate Reorganization. In the event that a corporation or unincorporated entity ceases to meet the definition of an Employer under
Section 1.13, such corporation or entity shall cease to be an Employer under the plan and its employees shall cease to be Participants under the Plan, and the Plan shall be treated as though a separate plan for the benefit of its employees who were Participants in the plan to govern the accrued benefits of each such Participant (or any person entitled to benefits in respect of such a Participant).

                 8.6 Construction. The masculine gender, where appearing in this Plan, shall be deemed to also include the feminine gender. The singular shall also include the plural, where appropriate.

                 8.7 Governing Law. The Plan shall be construed and administered in accordance with the laws of the State of New York.

                 8.8 Not an Employment Contract. Nothing herein shall be construed to confer upon any person any legal right to continued employment with the Bank or any Affiliated Company.